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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported) June 30, 2005

                         XSTREAM BEVERAGE NETWORK, INC.

             (Exact name of registrant as specified in its charter)

            Nevada                  33-30158A                 62-1386351
(State or other jurisdiction       (Commission              (IRS Employer
       of incorporation)           File Number)           Identification No.)


       4800 N.W. 15 Avenue, Bay A, Fort Lauderdale, Florida          33309
             (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code      954-598-7997


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ITEM 3.02.        UNREGISTERED SALES OF EQUITY SECURITIES

         On June 30, 2005, Xstream Beverage Network, Inc. (the "Company") completed the sale of $1,400,000 of units of its securities to 15 institutional and/or accredited investors. The units consisted of $100,000 principal amount of convertible notes, warrants to purchase 100,000 shares of common stock at an exercise price of $1.50 per share with an expiration date of June 30, 2010 and 10,000 shares of common stock. The notes mature on June 30, 2006 and bear interest at the rate of 12% per annum payable at the maturity date or upon conversion of the notes if prior to the maturity date. The holders of the notes have the option to convert the notes into common shares of the Company at a price equal to the public offering price of common shares of the Company in any underwritten registered public offering involving common stock of the Company less a discount of 20%. If the Company does not complete a public offering prior to maturity, the holders may, at their option, convert their notes at maturity into common shares at a price of $1.50 per share, subject to adjustment in the event of any dilution events. The Company is obligated to file a registration statement covering the resale of the common shares underlying the units 60 days after the Company completes its current registration process and obligations, and is required to cause the registration statement to become effective within 120 days from closing. In the event of any delays in meeting these dates, the Company is obligated to pay a monthly cash penalty equal to 1% of the amount of the units.

         The placement agent for the offering received a commission equal to 10% of the gross proceeds received, was provided a non-accountable expense allowance equal to 2% of the gross proceeds and five-year warrants to purchase 280,000 shares of common stock at an exercise price of $1.50 per share and 280,000 shares of common stock at an exercise price equal to the conversion price of the convertible notes. In addition, the placement agent has entered into a Financial Advisory and Investment Banking Agreement with the Company pursuant to which the placement agent has received a cash retainer of $30,000 and will receive a monthly fee of $5,000 during the term of this agreement commencing May 2005. Additional fees may be earned by the placement agent in the future for completing financing and acquisition transactions.

         The private placement was exempt from registration under the Securities Act of 1933 by virtue of Regulation D and Rule 506 thereunder. The Company received net proceeds of approximately $ 866,015, which will be used for working capital and general corporate purposes.

         The Company has also entered into a series of related agreements with Cogent Capital Corp. and 16 institutional accredited investors pursuant to which the Company has issued 19,736,848 common shares at a purchase price of $0.76 per share in exchange for a total of $15,000,000 in U.S. government bonds. The price per common share was based on a discount of 20% from the closing price of the common stock on May 26, 2005. The U.S. government bonds were issued at current market value. The institutional investors participating in the transaction are Nieodparty Inc., Bindes Holdings, Inc., Krachtig, Inc., Presvedcivy Inc., Puissant Capital Inc., Triftig Holdings Inc., Ellenallhatatlan Inc., Potente Capital Inc., Neapgazams, Inc., Forte Capital Inc., Convingator Inc., Penge Equities, Inc., Gelt Investments, Inc., Cref Enterprises, Inc., Painava, Inc., and Uberzeugend, Inc.

         The common shares provided to the investors in exchange for the bonds were issued pursuant to an exemption from registration under the Securities Act of 1933 by virtue of Section 4(2) of that Act.

         In conjunction with this investment, the Company and Cogent Capital Corp. entered into an escrow agreement with the investors as well as Cogent pursuant to which the 15,789,472 shares, as well as the bonds, were deposited with the designated escrow agent. In addition, the Company and Cogent Capital Corp. entered into the following agreements:

         o 2002 Master Agreement conforming to the form of the International Swaps and Derivatives Association, Inc.;

         o Credit Support Annex to the Master Agreement consistent with the ISDA form;

         o    Equity swap transaction letter of agreement; and

         o    Equity option transaction letter of agreement.

         Under the terms of the equity swap, the 15,789,472 common shares and the bonds are maintained in escrow until the earlier of 42 months or such time as all of these shares are covered by an effective registration statement filed with the SEC. The Company, however, is not obligated to register the common shares. In addition, the Company unilaterally can terminate the agreement by exercising the call option for the common shares in escrow. At such time as the Company completes a registration statement covering the 19,736,848 common shares of the Company or the common shares have satisfied the holding period under Rule 144-K at June 10, 2007, whichever date occurs first, the Company will have the right on a quarter annual basis to have $2,500,000 in value of bonds released from the escrow account. To the extent that the closing price of the common shares averaged over the last 10 trading days of each quarter annual period does not equal or exceed $0.95 per share, the Company will be required to transfer to Cogent Capital Group an amount equal to 1/6 of the sum represented by 15,789,472 multiplied by $0.95 less the price of the common shares averaged over the last 10 days of each quarter annual period. Any amount exceeding $0.95 per share would be paid directly to the Company using the formula 1/6 of the price of the common shares averaged over the last 10 days of each quarter annual period less $0.95 multiplied by 15,789,472. The Company also has the right pursuant to a call option to acquire its common shares in escrow on June 10, 2007 at a price equal to their fair market value at exercise of the option. Cogent Capital Corp. would remain collateralized on the equity swap by the bonds up to $15,000,000. During the period of the escrow, Cogent Capital Corp. will also receive interest on the amount of $15,000,000 at a rate equal to LIBOR +125 basis points, payable monthly. As the escrowed bonds are released to the Company, the amount upon which that the Company is paying interest reduces by a commensurate amount.

         As an initial entrance amount in the equity swap transaction, Cogent Capital Corp. has received a payment of $300,000 and 1,381,579 common shares of the Company, which are subject to certain demand and piggyback registration rights, subject to deferral under certain conditions. The Company will use a portion of the funds derived from the financing conducted by the placement agent to pay the fixed fee owed to Cogent Capital Corp.

         As a result of the issuance of the above securities, the Company was required to make adjustments in the conversion and exercise prices of common shares underlying various securities issued to investors in previous transactions based upon an adjusted price of $0.76 per share.

ITEM 9.01.        FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

4.1     Form of $1.50 common stock purchase warrant
4.2     Form of unsecured subordinated 12% convertible promissory note
10.1    Form of Amended and Restated Escrow Agreement (To be filed by Amendment)
10.2    Form of ISDA 2002 Master Agreement (To be filed by Amendment)
10.3    Form of ISDA Credit Support Annex
10.4 Form of letter agreement with Cogent Capital regarding equity option transaction
10.5 Form of letter agreement with Cogent Capital regarding equity swap transaction
10.6 Form of Escrow Agreement with Cogent Capital and Investors Bank & Trust Company
10.7    Form of Registration Rights Agreement with Cogent Capital

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  XSTREAM BEVERAGE NETWORK, INC.


Date: July 7, 2005                                By:  /s/ Jerry Pearring
                                                       -------------------------
                                                       Jerry Pearring,
                                                       President

























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